Exhibit (d)(22)


                                ALLEGIANT FUNDS
                SECOND AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

         This SECOND AMENDEMENT TO INVESTMENT ADVSORY AGREEMENT (the "First Amendment") dated as of May 16, 2006, by and between ALLEGIANT FUNDS, a Massachusetts business trust, located in King of Prussia, Pennsylvania (the "Trust") and ALLEGIANT ASSET MANAGEMENT COMPANY, located in Cleveland, Ohio (the "Adviser").

         The parties hereby agree that in the Advisory Agreement dated November 19, 1997, with respect to the Trust's Money Market, Treasury, Government, Tax Exempt, Pennsylvania Tax Exempt, National Tax Exempt, Fixed Income, GNMA, Intermediate Government, Equity Growth, Large Cap Value, Mid Cap Regional, Ohio Tax Exempt and Pennsylvania Municipal Funds (the "Investment Advisory Agreement"):

         1. NAME OF THE PARTIES. All references to Armada Funds and National City Investment Management Company in the Investment Advisory Agreement shall be deemed to refer to Allegiant Funds and Allegiant Asset Management Company, respectively.

         2. NAME OF PORTFOLIOS. All references to the Treasury, Government, Tax Exempt, Pennsylvania Tax Exempt, National Tax Exempt, Fixed Income, Intermediate Government, Equity Growth, Mid Cap Regional, Ohio Tax Exempt and Pennsylvania Municipal Funds in the Investment Advisory Agreement shall be deemed to refer to the Treasury Money Market, Government Money Market, Tax Exempt Money Market, Pennsylvania Tax Exempt Money Market, Intermediate Tax Exempt Bond, Intermediate Bond, Bond, Large Cap Growth and Small Cap Value, Ohio Intermediate Tax Exempt Bond and Pennsylvania Intermediate Municipal Bond Funds, respectively. All references to the GNMA Fund shall be deleted. All references to the Small Cap Vale Fund are hereby superceded by the Advisory Agreement dated April 9, 1998.

         3. COMPENSATION. The first paragraph of Section 8 of the Investment Advisory Agreement is amended and restated in its entirety to read as follows:

          "8. COMPENSATION. For services provided and the expenses assumed pursuant to this Agreement, the Trust will pay the Adviser from the assets belonging to the Funds and the Adviser will accept as full compensation therefore fees, computed daily and paid monthly, at the following rates: 0.30% of the average daily net assets of the Money Market Fund; 0.30% of the average daily net assets of the Government Money Market Fund; 0.30% of the average daily net assets of the Treasury Money Market Fund; 0.35% of the average daily net assets of the Tax Exempt Money Market Fund; 0.20% of the average daily net assets of the Pennsylvania Tax Exempt Money Market Fund; 0.55% of the average daily net assets of the Ohio Intermediate Tax Exempt Bond Fund; 0.55% of the average daily net assets of the Pennsylvania Intermediate Municipal Bond Fund; 0.55% of the average daily net assets of the Intermediate Bond Fund; 0.55% of the average daily net assets of the Bond Fund; and 0.75% of the average daily net assets of each of the Large Cap Growth Fund and Large Cap Value Fund of $0 to less than $1 billion; 0.70% of the average daily net assets of each Fund of $1 billion to less than $1.5 billion; and 0.65% of the average daily net assets of each Fund of $1.5 billion and over."
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         4. DEFINITIONS. Unless otherwise defined herein, all capitalized terms used in this Second Amendment shall have their respective defined meanings ascribed to them in the Investment Advisory Agreement.

         5. MISCELLANEOUS. Except to the extent expressly amended by this Second Amendment, the Investment Advisory Agreement shall remain unchanged and in full force and effect. References therein to "this Agreement," "hereby," "herein," and the like shall be deemed to refer to the Investment Advisory Agreement, as amended by this Second Amendment. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                            ALLEGIANT FUNDS


                                            By:  /s/  Kathleen T. Barr
                                               ---------------------------------
                                            Title:  Chief Administrative Officer


                                            ALLEGIANT ASSET MANAGEMENT COMPANY


                                            By: /s/ Joseph C. Penko
                                               ---------------------------------
                                            Title:  Managing Director